UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OUTLOOK THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830
(609) 619-3990

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Outlook Therapeutics, Inc., a Delaware corporation. The meeting will be held on Tuesday, March 10, 2026, at 9:00 a.m. Central Time at the offices of Cooley LLP, 110 N. Wacker Drive, Suite 4200, Chicago, Illinois 60606.
You are being asked to vote on the following matters:
(1)	To elect the Board’s nominees, Faisal G. Sukthian, Yezan Haddadin and Kurt J. Hilzinger, to the Board of Directors as Class I Directors to hold office until the 2029 Annual Meeting of Stockholders.
(2)	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.
(3)	A non-binding advisory vote on the compensation of Outlook Therapeutics, Inc.’s named executive officers.
(4)	To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
On or about January 26, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and how to receive a paper copy of our proxy materials.
The record date for the Annual Meeting is January 12, 2026. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Corporate Secretary

Iselin, New Jersey
January 26, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be
Held on March 10, 2026 at 9:00 CST. The 2026 Proxy Statement and 2025 Annual Report on Form 10-K are
available at www.proxyvote.com.
You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

OUTLOOK THERAPEUTICS, INC.
111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830
(609) 619-3990

PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 10, 2026

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of Outlook Therapeutics, Inc., sometimes referred to as the Company or Outlook Therapeutics, is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, or the Annual Meeting, including any adjournment or postponement thereof. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the phone or through the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about January 26th, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request, or had previously requested, a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address for the Annual Meeting, you may (i) visit www.proxyvote.com, (ii) call 1-800-6906903 or (iii) send postal mail to Vote Processing, C/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Please have your proxy card or Notice in hand when you access the website or call and follow the instructions provided and, if sending an email, please include your control number (discussed below) in the subject line.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Tuesday, March 10, 2026, at 9:00 a.m. Central Time, at the offices of Cooley LLP, 110 N. Wacker Drive, Suite 4200, Chicago, Illinois 60606. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on January 12, 2026, or the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 73,509,455 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares of common stock were registered directly in your name with Outlook Therapeutics’ transfer agent, Equiniti Trust Company, LLC, or Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed in the Notice below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials should be forwarded to you by that organization.

The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•	Proposal No. 1: Election of three I directors.
•
Proposal No. 2: Ratification of the selection by the Audit Committee of the Board of Outlook Therapeutics of KPMG LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2026.

•	Proposal No. 3: A non-binding advisory vote on the compensation of Outlook Therapeutics’ named executive officers.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board in Proposal No. 1 or you may “Withhold” your vote for any nominee you specify. For Proposal Nos. 2 and 3, you may vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote in person during the Annual Meeting or you may vote by proxy using a proxy card that you may request, over the telephone or through the internet.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote using the proxy card that may be requested, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on March, 9, 2026 to be counted.

•
To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on March 9, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form or notice containing voting instructions from that organization rather than from Outlook Therapeutics. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the Notice or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card (if requested), by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank (Broker non-votes)
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested). Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 and 3 without your instructions, but may vote your shares on Proposal No. 2 even in absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections on matters on which you are entitled to cast votes, your shares will be voted, as applicable, “For” the election of the nominees for directors named in Proposal No. 1 and “For” Proposal Nos. 2 and 3. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of Proxy Materials or Notice?
If you receive more than one set of proxy materials or Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy materials or Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Outlook Therapeutics’ Corporate Secretary at 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by October 14, 2026 to Outlook Therapeutics’ Corporate Secretary at 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above not later than the close of business on November 10, 2026 nor earlier than the close of business December 10, 2026. You are also advised to review our Bylaws, which contain a description of the information required to be submitted, as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and, if applicable, broker non-votes; and with respect to Proposal Nos. 2 and 3, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld Votes / Abstentions	Effect of Broker Non-Votes
1	Election of I Directors	Plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors	Withheld votes will have no effect	No effect

2	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for year ending September 30, 2026
“For” votes cast exceed “against” votes cast“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes)
			Abstentions will have no effect	No broker non-votes; brokers have discretion to vote

3	A non-binding advisory vote on the compensation of Outlook Therapeutics’ named executive officers
“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes)
			Abstentions will have no effect	No effect

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the meeting in person or represented by proxy. On the Record Date, there were 73,509,455 shares of common stock outstanding and entitled to vote. Thus, shares representing 36,754,728 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, the proxy card and the annual report to stockholders will be available at: https://materials.proxyvote.com/69012t

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board of Directors, or the Board, is divided into three classes, and each class has a three-year term. Vacancies and newly-created directorships on the Board shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has ten members. There are three I directors whose terms of office expire at the Annual Meeting in 2026. Each of the nominees listed below has been selected by the Board as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee. Each of the nominees listed below has been previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2029 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. We do not have a formal policy regarding director or director nominee attendance at the Annual Meeting. Four of our current directors attended the 2025 annual meeting of stockholders.
Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Accordingly, the nominees need to receive the highest number of affirmative votes to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board or, alternatively, our Board may leave a vacancy on our Board or reduce the number of directors to be elected at the Annual Meeting. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
Nominees for Election
The following discussion includes brief biographies of each of the nominees for I Director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend those persons as nominees for I Director, as of January 12, 2026.
The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board.

NAME	AGE	POSITION HELD WITH THE COMPANY, CLASS
Faisal G. Sukhtian	41	Chairman of the Board, Class I
Yezan Haddadin	50	Director, I
Kurt J. Hilzinger	65	Director, Class I

Faisal G. Sukhtian. Mr. Sukhtian has served as Chairman of the Board since January 2025 and has served as a member of the Board since September 2017. Mr. Sukhtian is the Executive Director at GMS Holdings, a privately owned diversified investment company. Mr. Sukhtian oversees a number of investments within the GMS Holdings portfolio and has served as a director on the company’s board since 2008. Mr. Sukhtian has extensive experience in operations, strategy development and mergers and acquisitions in the biopharma and life sciences space. He has been the chairman of the board of Genepharm, a leading European B2B pharmaceutical company, since 2019. Mr. Sukhtian served as a member of the board of MS Pharma, a leading regional pharmaceutical company focused on the MENA region, since 2011. Mr. Sukhtian has served as Vice Chairman of the board of Agri Sciences, an international crop protection company headquartered in Jordan, since 2010. Mr. Sukhtian previously served on the boards of Stelis Biopharma, a biotech company based in India, from 2015 to 2021, as well as Alvogen, a global generics company, from 2008 to 2014. From 2008 to 2011, Mr. Sukhtian served as Executive Director of Munir Sukhtian International. Mr. Sukhtian has served as a member of the board of directors of Expert Petroleum, an oilfield services company based in Romania, since 2008, and

Waterloo Industries, Inc., a manufacturer of tool storage based in the United States, from 2015 to 2017. Prior to joining GMS Holdings, Mr. Sukhtian worked at J.P. Morgan in New York, where he worked primarily on mergers and acquisitions, debt and equity transactions serving clients in the industrials and transportation industries. Mr. Sukhtian received an M.B.A. from Columbia Business School and a B.S. in International Economics from Georgetown University’s School of Foreign Service. Mr. Sukhtian is designated to the Board by GMS Ventures & Investments, or GMS Ventures, pursuant to the Amended and Restated Investor Rights Agreement by and between the Company and GMS Ventures dated April 21, 2022.
The Board believes Mr. Sukhtian’s managerial and pharmaceutical industry experience qualifies him to serve on the Board.
Yezan Haddadin. Mr. Haddadin has served as a member of the Board since October 2017. Since July 2017, Mr. Haddadin has served as chief executive officer of GMS Capital Partners LLC, an investment company focused on making direct private equity investments in North America. GMS Capital Partners LLC is a subsidiary of GMS Holdings. From 2014 to 2017, Mr. Haddadin served as the Chief Executive Officer and a member of the board of directors of a regional investment bank based in Amman, Jordan and Dubai, United Arab Emirates. From 2013 to 2014, Mr. Haddadin served as an Advisor at Ripplewood Holdings LLC, a New York-based private equity firm. Mr. Haddadin also served as a Managing Director at Perella Weinberg Partners in New York from 2007 to 2013 and an Executive Director with J.P. Morgan in its mergers and acquisitions group from 2000 to 2007. Mr. Haddadin is member of the board of directors of Jordan Ahli Bank. Mr. Haddadin previously served as a member of the board of directors at Sixth of October Development & Investment Company, a publicly listed Egyptian real estate development company. Mr. Haddadin holds a J.D. from Northwestern University Law School and a B.S. in Foreign Service from Georgetown University. Mr. Haddadin is designated to the Board by GMS Ventures pursuant to the Amended and Restated Investor Rights Agreement by and between the Company and GMS Ventures dated April 21, 2022.
The Board believes Mr. Haddadin’s managerial and capital raising experience qualifies him to serve on the Board.
Kurt J. Hilzinger. Mr. Hilzinger has served as a member of the Board since December 2015. Since 2007, Mr. Hilzinger has served as a partner at Court Square Capital Partners L.P., an independent private equity firm, where he is responsible for investing in the healthcare sector. Since July 2003, Mr. Hilzinger also has served in various capacities as a member of the board of directors at Humana, Inc., a managed care company, including serving as Lead Director from August 2010 to January 2014, and as Chairman since January 2014. In addition, Mr. Hilzinger also has served in several roles at Cencora, Inc. (formerly AmerisourceBergen Corporation), a healthcare company, including as a member of the board of directors from March 2004 to November 2007, as the President and Chief Operating Officer from October 2002 to November 2007 and as the Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the Visiting Committee at the Ross School of Business at the University of Michigan. Mr. Hilzinger received a B.B.A. in Accounting from the University of Michigan and is a Certified Public Accountant in Michigan.
The Board believes Mr. Hilzinger’s experience and financial expertise in the healthcare sector qualify him to serve on our Board.
Vote Required
The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Broker non-votes and withheld votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until 2027 (Class II) and 2028 (Class III) Annual Meetings
The following table sets forth information concerning our continuing directors as of January 12, 2026.

NAME	AGE	POSITION HELD WITH THE COMPANY, CLASS
Gerd Auffarth, M.D.	61	Director, Class II
Julia A. Haller, M.D.	71	Director, Class II
Andong Huang	28	Director, Class II
Ralph H. “Randy” Thurman	76	Lead Independent Director, Class III
Julian Gangolli	68	Director, Class III
Lawrence A. Kenyon	60	Director, Class III
Robert C. Jahr	54	Director, Class III

Lawrence A. Kenyon. Mr. Kenyon has served as a member of our Board since August 2018, as Chief Executive Officer and President from August 2018 to July 2021, as Interim Chief Executive Officer from December 2024 to July 2025 and from June 2018 to August 2018, and as our Chief Financial Officer, Treasurer and Corporate Secretary since September 2015. Prior to that, from February 2014 to September 2015, Mr. Kenyon served as the Chief Financial Officer of Arno Therapeutics, Inc., a biopharmaceutical company focused on the development of therapeutics for cancer and other life-threatening diseases, and also as Chief Operating Officer from July 2014 to September 2015. From December 2011 to March 2013, Mr. Kenyon served as the Interim President & Chief Executive Officer, Chief Financial Officer and Secretary of Tamir Biotechnology, Inc., a publicly held biopharmaceutical company engaged in the development of oncology and anti-infective therapeutics. Prior to that, from December 2008 to July 2010, Mr. Kenyon was the Executive Vice President, Finance and, commencing in March 2009, the Chief Financial Officer of, Par Pharmaceutical Companies, Inc., a publicly held generic and branded specialty pharmaceutical company. Prior to March 2009, Mr. Kenyon was the Chief Financial Officer and Secretary of Alfacell Corporation, from January 2007 through February 2009 and also served at various times during this period as Alfacell’s Executive Vice President, Chief Operating Officer and President, and was a member of Alfacell’s board of directors from November 2007 to April 2009. Prior to joining Alfacell, Mr. Kenyon served as the Executive Vice President, Chief Financial Officer and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from 2000 to 2006. Mr. Kenyon received a B.A. in Accounting from the University of Wisconsin - Whitewater and is a Certified Public Accountant in Illinois.
The Board believes Mr. Kenyon’s experience as our former interim Chief Executive Officer and as our Chief Financial Officer, combined with his experience in the biopharmaceutical industry, qualifies him to serve on the Board.
Robert “Bob” C. Jahr Mr. Jahr has served as our Chief Executive Officer and President since July 2025. Prior to that, Mr. Jahr served as the Chief Commercial Officer for Sobi North America (NA), from May 2023 to June 2025. During his tenure at Sobi NA, Mr. Jahr led the immunology and hematology franchises, and three global development asset teams focused on preparing for regulatory submission, life cycle management and launch. Prior to that, from April 2020 to May 2021, Mr. Jahr served as General Manager & Vice President Head of International Markets at UCB Pharma SA, a biopharmaceutical company, where he managed the company’s portfolio in markets including China, Japan, Brazil, Australia, Canada, Middle East and Latin America, and from September 2018 to April 2020, he served as Vice President Head of US Payer Value, Pricing, Strategy & Innovation at UCB where he was responsible for developing teams during a period of expansion and launches. Prior to UCB, he held leadership roles in sales, marketing, operations, payor strategy, and market access at Amgen Inc. (Nasdaq: AMGN) Mr. Jahr holds a Master of Business Administration degree and a Bachelor of Science degree in Business Administration and Management from University of Montana. The Board believes Mr.Jahr’s experience as our Chief Executive Officer as well as his experience in the biopharmaceutical industry, qualify him to serve on the Board.
Gerd Auffarth, M.D. Prof. Dr. Auffarth has served as a member of the Board since April 2020. Prof. Dr. Auffarth is an internationally recognized ophthalmologist in the area of research and development as well as clinical care for patients. He currently serves as the Medical Director of Heidelberg University Eye Clinic. Prior to his appointment as Medical Director in 2011, he worked as a senior physician at the University Eye Clinic. He currently serves as the Director of the International Vision Correction Research Center (IVCRC) and the David J. Apple Laboratory for Ocular Pathology. He is a board member of the German and the European Society for Cataract and Refractive Surgery. In 2004 he was appointed Vice Chairman and Deputy Director of the Heidelberg

Department of Ophthalmology; he was awarded Extraordinary Professorship in the Medical Faculty of the University of Heidelberg in May 2005. Prof. Dr. Auffarth holds an M.D. from RWTH Aachen University and a Ph.D. in Ocular Pathology from the Ruprecht-Karls University of Heidelberg.
The Board believes Prof. Dr. Auffarth’s experience and expertise in ophthalmology qualify him to serve on the Board.
Julian Gangolli. Mr. Gangolli has served as a member of the Board since April 2020. From May 2015 to April 2019, he served as President, North America of GW Pharmaceuticals Inc., and President of Greenwich Biosciences, Inc., the U.S. subsidiary of GW Pharmaceuticals Inc., where he was responsible for building out the U.S. commercial infrastructure. Mr. Gangolli also served as a member of the board of directors of GW Pharmaceuticals Inc. from July 2015 to March 2017. Prior to joining GW Pharmaceuticals Inc., Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan, Inc. for 11 years. Prior to that, he served as Senior Vice President, U.S. Eye Care at Allergan, Inc. Prior to Allergan, Inc., Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the United Kingdom. Mr. Gangolli currently serves as a member of the board of directors of Krystal Biotech, Inc. and Revance Therapeutics. Mr. Gangolli holds a B.S. in Applied Chemistry from Kingston University.
The Board believes that Mr. Gangolli’s operating experience in the biopharmaceutical industry, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products qualify him to serve on the Board.
Julia A. Haller, M.D. Dr. Haller has served as a member of the Board since August 2022. Dr. Haller has served as the Ophthalmologist-in-Chief of Wills Eye Hospital since November 2007, where she holds the William Tasman, M.D. Endowed Chair and is Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals. Prior to her current positions, Dr. Haller trained at the Wilmer Eye Institute at Johns Hopkins where she served as the first female Chief Resident. She then joined the Johns Hopkins faculty where she directed the retina fellowship program and held the Katharine Graham Chair in Ophthalmology. Dr. Haller currently serves on the board of directors at Bristol Myers Squibb Co. and Opthea Limited and previously served on the board of directors at Eyenovia, Inc. and Celgene. Dr. Haller currently serves on the board of The Philadelphia Orchestra Association, is vice chair of the Board of Trustees of The College of Physicians of Philadelphia, chairs the Heed Ophthalmic Foundation, and is president of the council for the Johns Hopkins Medicine Alumni Association. Dr. Haller received an A.B. in Philosophy from Princeton University and her M.D. from Harvard University Medical School.
The Board believes Dr. Haller’s experience in ophthalmology, as well as her service on the board of directors for companies in the life sciences industry, qualify her to serve on the Board.
Ralph H. “Randy” Thurman. Mr. Thurman has served as the Lead Independent Director of the Board since January 2025, as Executive Chairman of the Board from June 2018 to January 2025 and has served as a member of the Board since April 2018. He also currently serves as a director of uMethod Inc, and as an Advisory Board Director for the Villanova Law School Scarpa Center for Law and Entrepreneurialism and is engaged as an independent advisor/operating executive in the private equity industry. Mr. Thurman was previously a member of the board of directors of Allscripts, Inc. and the Executive Chairman of Presbia PLC (an Orchard Capital Corporation company), a publicly-traded medical device company. From 2008 to 2011, Mr. Thurman served as Executive Chairman of CardioNet Inc. (now known as BioTelemetry, Inc.), and as its interim Chief Executive Officer from 2008 until 2010. From 2001 until 2007, Mr. Thurman was Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified healthcare technology company, which was acquired by Cardinal Healthcare Inc. in 2007. Mr. Thurman served as a consultant to Cardinal Healthcare Inc. from the date of acquisition until 2008. From 1997 until 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, which provided advisory services to bio-pharmaceutical, genomic and medical device companies. From 1993 until 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc., and from 1984 until 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman served as a fighter pilot in the United States Air Force, is a member of the Distinguished Flying Cross Society of America and graduated from the USAF Air Command and Staff College. Mr. Thurman holds a B.S. in Economics from Virginia Polytechnic Institute and an M.A. in Management from Webster University.

The Board believes Mr. Thurman’s expertise in corporate governance, operating and investing, as well as extensive expertise in the healthcare industry, qualify him to serve on the Board.
Andong Huang. Mr. Huang has served as a member of the Board since June 2020. Mr. Huang has been Vice President, Business Development for Syntone Technologies Group (China) since 2017, focusing on strategic partnerships and international business relationships. Mr. Huang received his Honours Bachelor of Arts from the University of Toronto with majors in Economics and East Asian Studies and is fluent in Mandarin Chinese and English. Mr. Huang was initially appointed to the Board by Syntone Ventures LLC, or Syntone, pursuant to the Stock Purchase Agreement by and between the Company and Syntone, dated May 22, 2020.
The Board believes Mr. Huang’s industry experience and relationship with a significant investor qualify him to serve on the Board.
Family Relationships
There are no family relationships among any of our directors or executive officers or the persons nominated to become director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of The Nasdaq Stock Market, LLC, or Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Prof. Dr. Auffarth, Dr. Haller, and Messrs. Gangolli, Haddadin, Hilzinger, Huang, Sukhtian and Thurman. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.
In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
Board Leadership Structure
The Board has an independent Chairman, Mr. Sukhtian, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Additionally, in connection with Mr. Thurman’s transition from the Executive Chairman role in January 2025, the Board appointed Mr. Thurman to the role of Lead Independent Director to help reinforce the independence of the Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance in situations where Mr. Sukhtian may have a conflict of interest between his role as a member of the Board and his role at GMS Ventures, our largest stockholder. For example, GMS Ventures has participated in all of our recent financings, as described in more detail under the heading “Transactions with Related Persons”. If similar conflicts arise in the future, Mr. Thurman will be empowered to preside over meetings of the independent directors and act as liaison between the Chair and independent directors.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee of the Board, or the Audit Committee, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports, as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met four times during the last fiscal year. All Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The following table provides current membership information for each of the standing committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Executive
Lawrence A. Kenyon				X
Kurt J. Hilzinger	X*	X
Faisal G. Sukhtian			X*	X
Ralph “Randy” H. Thurman	X	X*		X
Yezan Haddadin		X		X
Julian Gangolli	X			X
Gerd Auffarth			X
Andong Huang
Julia A. Haller			X
Robert C. Jahr				X

*	Committee Chairperson
Below is a description of each standing committee of the Board.
The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating Committee meets the applicable Nasdaq rules and regulations regarding “independence” as applicable to such committee and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions:
•	evaluate the performance of and assesses the qualifications of our independent registered public accounting firm;
•	determine and approve the engagement of our independent registered public accounting firm;
•	determine whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firms;
•	review and approve the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitor the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law;
•	review and approve or reject transactions between the Company and any related persons;

•	confer with management and our independent registered public accounting firm regarding the effectiveness of internal control over financial reporting;
•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
meet to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Mr. Gangolli, Mr. Thurman and Mr. Hilzinger, with Mr. Hilzinger serving as Chair. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that each of the members of the Audit Committee satisfies the independence requirements under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has also determined that Mr. Hilzinger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Compensation Committee
The Compensation Committee is currently composed of three directors: Mr. Thurman, Mr. Hilzinger and Mr. Haddadin, with Mr. Thurman serving as Chair. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).
The Compensation Committee met two times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.
The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and approve, or recommend for approval to the Board, the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our executive officers, other senior management and directors; and

•	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than once annually. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the Securities and Exchange Commission, or the SEC, and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the fiscal year, the Compensation Committee engaged Mercer as a compensation consultant to evaluate long and short-term executive compensation and director compensation. Mercer reviewed our executive officer and director compensation relative to a peer group and against survey data available to them.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as members of the Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.
The Nominating Committee is currently composed of three directors: Mr. Sukhtian, Prof. Dr. Auffarth and Dr. Haller, with Mr. Sukhtian serving as Chair. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee meets as its members deem necessary or appropriate. The Board has adopted a written Nominating Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights. The Nominating Committee met once during the fiscal year.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, our ongoing contractual obligations, and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity of perspectives, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Executive Committee
Our Board formed the Executive Committee to meet as needed and provide frequent oversight and guidance to management. We believed this to be critical given our small senior management team, liquidity position, and need to maximize the resources of the Board to continue to develop ONS-5010 and maximize stockholder value. The Executive Committee is composed of our Chairman, Mr. Sukhtian, Mr. Jahr, Mr. Gangolli, Mr. Haddadin, Mr. Kenyon and Mr. Thurman. The Executive Committee meets as needed and provides guidance and direction to the executive management team.
Stockholder Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is publicly available on our website under the Investors & Media section at ir.outlooktherapeutics.com. This website address is intended to be an inactive, textual reference only; none of the material on this website is part of this proxy statement. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non- substantive amendments) to the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Conduct that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees. A copy of the Insider Trading Policy is included as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2025. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading.

Corporate Governance Guidelines
We have Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for the Audit Committee, Compensation Committee and Nominating Committee may be viewed at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since October 2015. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate audit fees for services rendered to the Company for the fiscal years ended September 30, 2025 and 2024, including any other fees incurred or paid during those fiscal years, by KPMG LLP, our independent registered public accounting firm.

	Fiscal Year Ended September 30,
	2025	2024
Audit Fees	$870,870	$722,000
Audit-Related Fees	—	—
Tax Fees	$98,675	$80,000
All Other Fees	—	—
Total Fees	$969,545	$802,000

Audit Fees. This category consists of the annual audit of our consolidated financial statements and the interim reviews of the quarterly consolidated financial statements and services rendered in connection with registration statements, including comfort letters and consents.
Audit-Related Fees. This category consists of fees billed for professional services provided in connection with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under Audit Fees.
Tax Fees. This category includes all fees associated with tax compliance, tax advice and tax planning work.
All Other Fees. This category consists of fees for all other services that are not reported above.
Pre-Approval Policies and Procedures
Our Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent registered public accounting firm, and pre-approve all audit services and all non-audit services of our independent registered public accounting firm permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of our independent registered public accounting firm to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has approved all audit and audit-related work covered by the audit fees and tax fees.

Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) will be required to ratify the selection of KPMG LLP. Brokers are entitled to vote on this proposal. Abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing by Outlook Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2025 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
Julian Gangolli
Kurt J. Hilzinger
Ralph “Randy” H. Thurman

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, or the Dodd-Frank Act), the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. As most recently approved by stockholders at the annual meeting of stockholders in 2022 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. The next stockholder vote on the frequency of a stockholder vote on the compensation of the named executive officers will occur no later than at the Company’s 2028 annual meeting of stockholders.
The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement.
The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation”, the compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.
For these reasons, the Board recommends a vote in favor of the following resolution:
“RESOLVED, that the stockholders of Outlook Therapeutics, Inc. (the “Company”) approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed in its proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”
Vote Required
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. This proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions and broker non- votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of January 12, 2026, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership and total voting power are based on 73,509,455 shares of common stock outstanding as of January 12, 2026. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting, exercise or conversion of outstanding equity awards or preferred stock that are exercisable, subject to vesting or convertible within 60 days after January 12, 2026 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
As otherwise noted below, the address for persons listed in the table is c/o Outlook Therapeutics, Inc., 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830.

	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	%
Five Percent Stockholders (other than directors and officers):
GMS Ventures and Investments(1)	29,040,929	50.3%
Entities affiliated with Sphera(2)	2,571,426	7.49%

Named Executive Officers and Directors:

Robert C. Jahr, Director, President, Chief Executive Officer	—	*
Lawrence A. Kenyon, Director, Chief Financial Officer, Treasurer and Corporate Secretary(3)	253,341	*
Jeff Evanson, Former Chief Commercial Officer(4)	105,166	*
C. Russell Trenary III, Former Director, President and Chief Executive Officer(5)	447,549	*
Faisal G. Sukhtian, Chairman(6)	353,723	*
Ralph H. “Randy” Thurman, Lead Independent Director(7)	215,492	*
Gerd Auffarth, M.D, Director(8)	163,102	*
Julian Gangolli, Director(9)	177,959	*
Yezan Haddadin, Director(10)	327,741	*
Julia A. Haller, M.D. Director(11)	165,921	*
Kurt J. Hilzinger, Director(12)	310,495	*
Andong Huang, Director(13)	151,277	*
All executive officers and directors as a group (10 persons)	2,129,212	2.8%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
†	Represents voting power of less than one percent (1%) of the outstanding common stock.
(1)
Based on a Schedule 13D/A filed with the SEC on May 28, 2025 reporting beneficial ownership as of May 27, 2025. Includes 29,040,929 shares of common stock issuable upon exercise of outstanding warrants. GMS Ventures & Investments, a Cayman Islands exempted company, is a private investment vehicle and wholly owned subsidiary of GMS Holdings. Ghiath M. Sukhtian, or Sukhtian, a natural person, is the holder of a controlling interest in GMS Holdings. The principal office address of Sukhtian is Zahran Street, 7th Circle Zahran Plaza Building, 4th Floor P.O. Box 142904, Amman, Jordan 11844.

(2)
Based on Schedule 13G filed with the SEC on April 10, 2025 reporting beneficial ownership as of April 10, 2025. The securities reported by Sphera Funds Management Ltd., Sphera Global Healthcare GP Ltd. and Sphera Global Healthcare Management LP were beneficially owned as follows: (1) 128,571 shares of Common Stock and 257,142 warrants each of which is currently exercisable into one share of Common Stock, which together represent a total of 1.12% of the total shares of Common Stock outstanding, are held directly by Sphera Global Healthcare Master Fund, which has delegated its investment management authority to Sphera Global Healthcare Management LP (the “Management Company”). (2) 728,571 shares of Common Stock and 1,457,142 warrants, each of which is currently exercisable into one share of Common Stock, which together represent a total of 6.37% of the total Common Shares outstanding, are held directly by Sphera Biotech Master Fund, L.P., which has delegated its investment management authority to the Management Company. The Management Company is managed, controlled and operated by its general partner, Sphera Global Healthcare GP Ltd., the shares of which are owned 90% by Sphera Funds Management Ltd. This Statement shall not be construed as an admission by any of the reporting persons that it is the beneficial owner of any of the securities covered by this statement, and each reporting person disclaims beneficial ownership of any such securities. In addition, the reporting persons and other entities named in this Schedule 13G may be deemed to constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. Neither the filing of this Schedule 13G nor any of its contents shall be deemed to constitute an admission that a group exists for purposes of Section 13(d) of the Securities Exchange Act of 1934 or for any other purpose, and each of the reporting persons and other entities named in this Schedule 13G disclaims the existence of any such group.

(3)	Includes 257,556 shares of common stock issuable under outstanding options held by Mr. Kenyon exercisable within 60 days of January 12, 2026.
(4)	Includes 67,868 shares of common stock issuable under outstanding options held by Mr. Evanson exercisable within 60 days of January 12, 2026.
(5)	Includes 444,805 shares of common stock issuable under outstanding options held by Mr. Trenary exercisable within 60 days of January 12, 2026.
(6)	Includes 350,323 shares of common stock issuable under outstanding options held directly by Mr. Sukhtian exercisable within 60 days of January 12, 2026.
(7)	Includes 214,899 shares of common stock issuable under outstanding options held by Mr. Thurman exercisable within 60 days of January 12, 2026.
(8)	Represents shares of common stock issuable under outstanding options held by Prof. Dr. Auffarth exercisable within 60 days of January 12, 2026.
(9)	Represents shares of common stock issuable under outstanding options held by Mr. Gangolli exercisable within 60 days of January 12, 2026.
(10)	Includes 324,574 shares of common stock issuable under outstanding options held directly by Mr. Haddadin exercisable within 60 days of January 12, 2026.
(11)	Represents shares of common stock issuable under outstanding options held by Dr. Haller exercisable within 60 days of January 12, 2026.
(12)	Includes 286,840 shares of common stock issuable under outstanding options held by Mr. Hilzinger exercisable within 60 days of January 12, 2026.
(13)	Represents shares of common stock issuable under outstanding options held by Mr. Huang exercisable within 60 days of January 12, 2026.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of January 12, 2026. Please see “Directors Continuing in Office Until 2027 (Class II) and 2028 (Class III) Annual Meetings” for Mr. Jahr’s and Mr. Kenyon’s biographies.

Name	Age	Position(s)
Robert C. Jahr	54	President and Chief Executive Officer
Lawrence A. Kenyon	60	Executive Vice President, Chief Financial Officer, Treasurer, Corporate Secretary and Director

EXECUTIVE COMPENSATION
For the year ended September 30, 2025, our named executive officers are:
•	Robert C. Jahr, our President and Chief Executive Officer;
•	Lawrence A. Kenyon, our Executive Vice President and Chief Financial Officer and former Interim Chief Executive Officer;
•	C. Russell Trenary III, our former President and Chief Executive Officer; and
•	Jeff Evanson, our former Chief Commercial Officer.
Summary Compensation Table
The following table sets forth the information as to compensation awarded to, paid to or earned by our named executive officers. We did not pay any non-equity incentive plan compensation or have any non-qualified deferred compensation earnings and have omitted those columns from the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert C. Jahr(3) President and Chief Executive Officer	2025	150,000	—	1,138,695	3,062	1,291,757
	2024	—	—	—	—	—
Lawrence A. Kenyon(4) Executive Vice President and Chief Financial Officer; Former Interim Chief Executive Officer	2025	475,000	—	—	1,170	476,170
	2024	475,000	—	158,427	1,170	634,597
C. Russell Trenary III(5) Former President and Chief Executive Officer	2025	103,846	—	—	1,142,906	1,246,752
	2024	600,000	—	5,766,842	11,111	6,377,953
Jeff Evanson Former Chief Commercial Officer(6)	2025	420,577	—	—	738,530	1,159,107
	2024	450,000	—	316,859	1,170	768,029

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the named executive officer upon the exercise of the stock options. For a discussion of the assumptions used in determining the fair value of stock option awards in the above table and other additional information on the stock options granted, refer to Note 11 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 19, 2025.

(2)
Amounts in this column consist of the following payments to our named executive officers for the year ended September 30, 2025: (i) for Mr. Jahr, $2,769 in 401(k) matching contributions and $293 in life insurance premiums, (ii) for Mr. Kenyon, $1,170 in life insurance premiums, (iii) for Mr. Trenary, (A) an aggregate of $1,142,906 in cash severance, including (1) $600,000, representing 12 months of his base salary, (2) $420,000, representing Mr. Trenary’s full target bonus for 2025 and (3) $28,009, representing 12 months of premiums for COBRA continuation coverage, and (B) $94,708, representing a payout of accrued and unused vacation and (C) $190 in life insurance premiums; and (iv) for Mr. Evanson, (A) an aggregate of $738,530 in cash severance, including (1) $450,000, representing 12 months of his base salary, and (2) $225,000, representing Mr. Evanson’s full target bonus for 2025, (B) $62,360, representing a payout of accrued and unused vacation, and (C) $1,170 in life insurance premiums.

(3)	Mr. Jahr commenced service as President and Chief Executive Officer on July 1, 2025.
(4)
Mr. Kenyon commenced service as Interim Chief Executive Officer on December 3, 2024, resigned as Interim Chief Executive Officer concurrently with Mr. Jahr’s appointment on July 1, 2025, and has continued to serve as Executive Vice President and Chief Financial Officer thereafter.

(5)	Mr. Trenary ceased serving as President and Chief Executive Officer on December 3, 2024.
(6)	Mr. Evanson ceased serving as Chief Commercial Officer on September 5, 2025.
Narrative to Summary Compensation Table
Retirement Benefits
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax, after-tax, or Roth basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended, or the Code. We may make matching contributions for the plan year ending December 31, based on employee deferrals for the plan year, in an amount equal to up to 3% of compensation deferred. For the 2025 plan year, we made company matching contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Agreements with our Named Executive Officers
Below are written descriptions of our compensation arrangements with our named executive officers.
Mr. Jahr. On June 28, 2025, in connection with his appointment as President and Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Jahr providing for, among other things, (i) an initial annual base salary of $600,000; (ii) a discretionary annual cash bonus with a target amount equal to 70% of Mr. Jahr’s base salary; and (iii) participation in the Company’s employee benefit and welfare plans. The employment agreement also provided for a new-hire option award, as described below under “—Outstanding Equity Awards at Fiscal Year End—CEO New-Hire Inducement Option Award.” In addition, under his employment agreement, Mr. Jahr is entitled to certain severance and change in control benefits, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Mr. Kenyon. On June 2, 2022, we entered into an amended and restated executive employment agreement with Mr. Kenyon providing for, among other things, Mr. Kenyon’s employment as Executive Vice President and Chief Financial Officer of the Company. Mr. Kenyon receives a base salary of $475,000, as well as an annual cash bonus with a target amount equal to 50% of his base salary, which is payable if the Company meets or exceeds certain financial and other business milestone objectives as determined and approved by the board of directors and the Chief Executive Officer of the Company. Under his employment agreement, Mr. Kenyon is entitled to certain severance and change in control benefits, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
On April 9, 2025, we provided Mr. Kenyon with the opportunity to receive a $237,500 retention bonus, subject to Mr. Kenyon’s continuing service with the Company through December 31, 2025. Mr. Kenyon earned such retention bonus on December 31, 2025. Had Mr. Kenyon’s employment been terminated prior to December 31, 2025 by the Company without cause (as defined in the Company’s 2024 Equity Incentive Plan (formerly known as the 2015 Equity Incentive Plan), or the 2024 Plan), subject to Mr. Kenyon’s execution of a release of claims in favor of the Company, Mr. Kenyon would have been entitled to receive his full retention bonus, less applicable deductions and withholdings, within 30 days of the date of such termination.
Mr. Trenary. In July 2021, in connection with his appointment as President and Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Trenary providing for, among other things, an initial base salary of $600,000 and a discretionary annual cash bonus with a target amount equal to 70% of his base salary. Mr. Trenary received an initial option to purchase 200,000 shares of common stock, one quarter of which vested on the first anniversary of the date of grant and the remainder of which was subject to vesting in monthly installments over the next three years, subject to Mr. Trenary’s continued service through each vesting date. In fiscal year 2025, Mr. Trenary was entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Mr. Evanson. On December 21, 2021, we entered into an employment agreement with Mr. Evanson. Pursuant to his employment agreement, Mr. Evanson received a base salary of $450,000 and a discretionary annual cash bonus with a target amount equal to 50% of his base salary. In connection with his entry into the employment agreement, Mr. Evanson received an option to purchase 40,000 shares of common stock, one quarter of which vested on the first anniversary of the date of grant and the remainder of which was subject to vesting in monthly installments over the succeeding three years, subject to his continued service through each vesting date. In fiscal year 2025, Mr. Evanson was entitled to certain severance and change in control benefits, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which the service of one of our named executive officers terminates, each is generally entitled to receive amounts earned during his term of service, including salary and unused vacation pay. The terms of each named executive officer’s potential payments upon termination or change of control are summarized below. In addition, in June 2022, our Compensation Committee approved an extension of the post-termination exercise period applicable to each outstanding stock option held by our executive officers (and our non-employee directors), such that upon a termination of employment for any reason, other than for cause or due to death or disability, each option held by an executive officer will remain exercisable through the end of the term of such option, typically 10 years from the date of grant (referred to in this disclosure as the “PTEP Extension Policy”).
Mr. Jahr. Pursuant to Mr. Jahr’s current executive employment agreement, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the Company’s employee confidential information and inventions assignment agreement, or CIIA, he is entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested time-vesting equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Jahr’s employment is terminated by us or any successor entity (provided such successor entity either assumes Mr. Jahr’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the 2024 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the CIIA, he is entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, (i) if the termination occurs within two months prior to a change in control, 100% of Mr. Jahr’s then-unvested time-vesting equity awards shall become fully vested as of the date of his termination, and (ii) if the termination occurs within 12 months following a change in control and the outstanding time-vesting equity awards are assumed or substituted with similar equity awards by the acquiring company, 100% of Mr. Jahr’s then-unvested time-vesting equity awards shall become fully vested as of the date of termination.
For purposes of Mr. Jahr’s employment agreement:
•
“Cause” for termination means that the Company has determined in its sole discretion that Mr. Jahr has engaged in any of the following: (i) a material breach of any covenant or condition under his employment agreement or any other agreement between Mr. Jahr and the Company; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of the Company; (vi) negligence or incompetence in the performance of his duties or failure to perform such duties in a manner satisfactory to the Company after the expiration of 10 days without cure after written notice of such failure; or (vii) breach of fiduciary duty.

•
“Good reason” means the occurrence of any of the following events without Mr. Jahr’s consent: (i) a material reduction in Mr. Jahr’s base salary of at least 25%; (ii) a material breach of the employment agreement by the Company; (iii) a material reduction Mr. Jahr’s duties, authority and responsibilities relative to Mr. Jahr’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Jahr’s principal place of employment, without his consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation, not to include Mr. Jahr’s relocation to a location near the corporate headquarters; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Jahr first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Jahr voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Kenyon. Pursuant to Mr. Kenyon’s current executive employment agreement, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the CIIA, he is entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested time-vesting equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Kenyon’s employment is terminated by us or any successor entity (provided such successor entity either assumes Mr. Kenyon’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the 2024 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the CIIA, he is entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, (i) if the termination occurs within six months prior to a change in control, 100% of Mr. Kenyon’s then- unvested time-vesting equity awards shall become fully vested as of the date of his termination, and (ii) if the termination occurs within 12 months following a change in control and the outstanding time-vesting equity awards are assumed or substituted with similar equity awards by the acquiring company, 100% of Mr. Kenyon’s then-unvested time-vesting equity awards shall become fully vested as of the date of termination.
For purposes of Mr. Kenyon’s employment agreement:
•	“Cause” is generally as defined above with respect to Mr. Jahr’s employment agreement.
•
“Good reason” means the occurrence of any of the following events without Mr. Kenyon’s consent: (i) a material reduction in his base salary of at least 25%; (ii) a material breach of the employment agreement by us; (iii) a material reduction in Mr. Kenyon’s duties, authority and responsibilities relative to his duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Kenyon’s principal place of employment in a manner that lengthens his one- way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Kenyon first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Kenyon voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Trenary. As noted above, on December 3, 2024, Mr. Trenary stepped down as President and Chief Executive Officer of the Company and as a member of the Board. Mr. Trenary’s departure constituted a termination without cause for purposes of his employment agreement. In consideration of his execution of a separation agreement and release of claims, Mr. Trenary received (i) continued payment of his base salary for 12 months following the termination, (ii) 100% of his target bonus for the calendar year of termination paid in a lump sum, (iii) employee benefit coverage for up to 12 months, and (iv) full vesting of 50% of his then-unvested time-vesting equity awards. Mr. Trenary also received reimbursement of expenses owed to him through the date of his termination. In addition, the outstanding options held by Mr. Trenary at his departure will remain exercisable through the end of the term of such options (typically 10 years from the date of grant) pursuant to the PTEP Extension Policy described above.
Mr. Evanson. As noted above, on September 5, 2025, Mr. Evanson stepped down as Chief Commercial Officer of the Company. Mr. Evanson’s departure constituted a termination without cause for purposes of his employment agreement. In consideration of his execution of a separation agreement and release of claims, Mr. Evanson received (i) continued payment of his base salary for 12 months following the termination, (ii) 100% of his target bonus for the calendar year of termination paid in a lump sum, (iii) employee benefit coverage for up to 12 months, and (iv) full vesting of 50% of his then-unvested time-vesting equity awards. Mr. Evanson also received reimbursement of expenses owed to him through the date of his termination. In addition, the outstanding options held by Mr. Evanson at his departure will remain exercisable through the end of the term of such options (typically 10 years from the date of grant) pursuant to the PTEP Extension Policy described above.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of September 30, 2025.

	Option awards(1)
	Grant date	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Robert C. Jahr	7/1/2025	—	800,000(2)	1.58	7/1/2035
Lawrence A. Kenyon	8/1/2018	3,125	—	137.60	8/1/2028
	2/19/2019	5,000	—	211.20	2/19/2029
	9/12/2019	22,500	—	35.00	9/12/2029
	3/19/2020	10,821	—	10.80	3/19/2030
	7/17/2020	22,500	—	31.60	7/17/2030
	10/1/2020	183,449	—	14.20	10/1/2030
	3/20/2024	4,691	7,809(2)	6.78	3/20/2034
	3/20/2024	—	12,500(3)	6.78	3/20/2034
C. Russell Trenary III	7/6/2021	158,331	—	48.40	7/6/2031
	12/21/2021	25,000	—	28.80	12/21/2031
	4/17/2023	4,553	—	21.60	4/17/2033
	3/20/2024	227,500	—	6.78	3/20/2034
Jeff Evanson	12/21/2021	38,334	—	28.80	12/21/2031
	12/21/2021	5,000	—	28.80	12/21/2031
	4/17/2023	7,606	—	21.60	4/17/2033
	3/20/2024	16,928	—	6.78	3/20/2034

(1)
The outstanding equity awards as of September 30, 2025 are stock options that were granted under and subject to the terms of the 2024 Plan, with the exception of Mr. Jahr’s outstanding option (which is an inducement award granted outside of, but subject to the terms of, the 2024 Plan). Except as otherwise indicated, each stock option is subject to vesting, subject to the executive’s continuous service with us through the vesting dates (or satisfaction of the vesting conditions) and the potential vesting acceleration of the time-based vesting conditions upon a change in control and certain terminations of employment.

(2)
Twenty-five percent of the shares subject to the option vested or will vest on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to continuous service with the Company on each such date. The option is also subject to acceleration under certain circumstances.

(3)
Shares subject to the option will vest 25% upon the Company’s achievement of a specified milestone and the remainder in equal monthly installments over the three years following achievement of the milestone, subject to the individual’s continued employment with the Company at each applicable vesting date.

CEO New-Hire Inducement Option Award
On July 1, 2025, the Board awarded an option to purchase 800,000 shares of our common stock to Mr. Jahr in connection with his appointment as President and Chief Executive Officer. The option was granted outside of, but subject to the terms of, the 2024 Plan as a material inducement to Mr. Jahr entering into employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4). 25% of the shares subject to the option vest on July 1, 2026, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to Mr. Jahr’s continued employment with the Company at each vesting date.
Clawback Policy
The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules. In compliance with those standards, we have adopted an incentive compensation recoupment policy, or “clawback” policy, which applies to our executive officers, within the meaning of Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, who were employed by the Company or a subsidiary of the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.
Policies and Practices Related to the Grant of Certain Equity Awards
From time to time, the Company awards stock options to its employees, including the named executive officers. Historically, the Company has awarded new-hire option grants on or soon after a new hire’s employment start date and periodic annual refresh employee option grants, which refresh grants are typically approved at a meeting of the Compensation Committee. Non-employee directors receive automatic initial and annual stock option grants, at the time of a director’s appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, and, at their election, may receive automatic option grants in lieu of annual cash compensation. For additional information on our non-employee director compensation policy see below under the heading, “Director Compensation — Non-Employee Director Compensation Policy.” Annual director option grants are made automatically on the first day of the fiscal year. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing and terms of stock option awards and generally does not time the grant of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K.

Name (a)	Grant date (b)	Number of securities underlying the award (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award (e)
Percentage change in the
closing market price of the
securities underlying the
award between the trading day
ending immediately prior to
the disclosure of material
nonpublic information and the
trading day beginning
immediately following the
disclosure of material
nonpublic information
(f)(1)

Robert C. Jahr	July 1, 2025	800,000	$1.58	$1,138,695	1.25%

(1)
The option grant reported in this table was made on the day that the Company filed a Form 8-K under Item 5.02 reporting the appointment of Mr. Jahr as President and Chief Executive Officer of the Company and as a member of the Board.

Hedging Transactions
Our Insider Trading Policy prohibits officers, directors, employees or our consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation earned for service on the Board during the year ended September 30, 2025. Mr. Jahr’s, Mr. Kenyon’s and Mr. Trenary’s respective compensation as named executive officers is set forth under “— Summary Compensation Table.” Mr. Jahr, Mr. Kenyon and Mr. Trenary did not receive any additional compensation for service as a director. None of our directors earned any compensation other than cash fees or stock option awards under the 2024 Plan during the fiscal year ended September 30, 2025. Accordingly, we have omitted all other columns from the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)	Total ($)
Faisal G. Sukhtian	110,000	894,000	984,000
Randy Thurman	152,500	684,000	836,500
Gerd Auffarth	55,000	403,000	458,000
Julian Gangolli	92,500	598,000	690,500
Yezan Haddadin	90,000	884,000	974,000
Julia A. Haller	55,000	486,000	541,000
Kurt Hilzinger	85,000	757,000	842,000
Andong Huang	50,000	375,000	425,000

(1)
All non-employee directors, except Randy Thurman and Julian Gangolli, elected to receive annual cash fees pursuant to our non-employee director compensation policy as in effect during fiscal 2025 in the form of stock options. See discussion below under “— Non-Employee Director Compensation Policy” for cash retainers, as well as discussion of stock options in lieu of fees below under “— Non-Employee Director Compensation Policy — Option Awards in Lieu of Cash Fees.”

(2)
Reflects the aggregate grant date fair value of the stock option awards, related to the annual stock option grant of $265,000 and a one-time stock option grants in fiscal year 2025 described below, granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the director upon exercise of the stock options. For a discussion of the assumptions used in determining the fair value of awards of stock options in the above table and other additional information on stock options granted, refer to Note 11 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 19, 2025. Amounts exclude stock options granted in lieu of cash fees in addition to annual grants. See discussion of stock options in lieu of cash fees below under “— Non-Employee Director Compensation Policy — Option Awards in Lieu of Cash Fees.”

(3)
As of September 30, 2025, the following non-employee directors held options to purchase the following number of shares of our common stock: Faisal Sukhtian (291,675), Randy Thurman (214,899), Gerd Auffarth (133,778), Julian Gangolli (177,959), Yezan Haddadin (276,590), Julia Haller (136,597), Kurt Hilzinger (241,522) and Andong Huang (124,619).

Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors are eligible to receive compensation for service on the Board and committees of the Board.
For the year ended September 30, 2025, each non-employee director received the compensation described below. All equity-related information presented in the narrative below gives retroactive effect to the Reverse Split.
Equity Compensation
Initial Grant
Each new non-employee director who joins the Board is granted a non-statutory stock option under the 2024 Plan with a grant date fair value equal to $245,000, which options vest annually over the three years from the grant date, subject to continued service as a director through the applicable vesting date.
Annual Grant
At the beginning of each fiscal year, each non-employee director also receives an annual non-statutory stock option grant under the 2024 Plan with a grant date fair value of $265,000 as of the annual meeting date. These options vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our stockholders, subject to continued service as a director through the applicable vesting date.
Pursuant to our PTEP Extension Policy, upon a termination of service for any reason other than for cause or due to death or disability, each outstanding stock option held by a non-employee director will remain exercisable through the end of the term of such option, typically 10 years from the date of grant.

Cash Compensation
Each non-employee director receives an annual cash retainer of $50,000 for serving on the Board. The chairperson of the Board also receives an additional annual cash retainer of $30,000. In the event that the chairperson is an employee and the Board appoints a Lead Independent Director, that person will receive the additional annual cash retainer otherwise payable to the chairperson.
Mr. Thurman served as Executive Chairman for a portion of the year and received total compensation of $40,000, payable in equal monthly installments. Following his tenure, Mr. Sukhtian assumed the role of Chairman for the remainder of the year and earned $20,000 in compensation, which was provided through a stock option grant in lieu of cash payments.
The chairperson and members of the four standing committees of the Board are generally entitled to the following annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$25,000	$12,500
Compensation Committee	20,000	10,000
Nominating and Corporate Governance Committee	10,000	5,000
Executive Committee	—	30,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. As discussed below under “— Option Awards in Lieu of Cash Fees,” with respect to the 2025 fiscal year, Messrs. Gangolli, Haddadin, Hilzinger, Huang and Sukhtian, and Prof. Dr. Auffarth and Dr. Haller elected to receive a one-time equity grant in lieu of cash fees.
Option Awards in Lieu of Cash Fees
Under the non-employee director compensation policy, for the 2025 fiscal year, each non-employee director had the option to elect to receive either 50% or all annual cash compensation in the form of stock options granted pursuant to the 2024 Plan. This election must be made prior to the beginning for the applicable fiscal year, and each non-employee director must submit a new election for each fiscal year. If a non- employee director elects to receive compensation in the form of stock options, such stock options are automatically be granted on the third business day in October of such fiscal year and vest as follows: (i) 25% will vest on the last day of the first fiscal quarter during such fiscal year, and (ii) 25% will vest on the last day of each subsequent fiscal quarter during such fiscal year, provided the non-employee director is in service as a director on the first day of the fiscal quarter of the applicable scheduled vesting date. Non-employee directors who join the Board mid-fiscal year must make their elections within 30 days following commencement of service, and options are automatically granted on the first day of the fiscal quarter following such election.
In accordance with such election in the fiscal year 2025, our non-employee directors were granted the following option awards.

	Option awards
	Grant date	Number of options granted	Grant date fair value $	Option exercise price $	Option expiration date
Gerd Auffarth	10/3/2024	12,082	55,000	5.25	10/3/2034
Yezan Haddadin	10/3/2024	19,771	90,000	5.25	10/3/2034
Julia A. Haller	10/3/2024	12,082	55,000	5.25	10/3/2034
Kurt J. Hilzinger	10/3/2024	18,672	85,000	5.25	10/3/2034
Andong Huang	10/3/2024	10,984	50,000	5.25	10/3/2034
Faisal G. Sukhtian	10/3/2024	19,771	90,000	5.25	10/3/2034
Faisal G. Sukhtian	2/4/2025	12,323	20,000	1.83	2/4/2035

One-Time Director Stock Option Grants in Fiscal Year 2025
In September 2024, following the Compensation Committee’s review and consideration of market data provided by Mercer, the Company’s independent compensation consultant, and an analysis of the equity holdings of the non-employee directors serving on the Board following the Company’s private placements that closed in March and April 2024, the Compensation Committee recommended, and the Board approved, one-time grants of stock options under the 2024 Plan to the non-employee directors (other than Dr. Haller) in the amounts set forth in the table below. In addition, in September 2024, following the Compensation Committee’s review and consideration of market data provided by Mercer, the Compensation Committee recommended, and the Board approved, the one-time stock option grant under the 2024 Plan for Dr. Haller set forth in the table below. When combined with the initial stock option grant Dr. Haller received when she joined the Board in August 2022, the size of Dr. Haller’s one-time grant was intended to approximate the value of an initial stock option grant under the non-employee director compensation policy, as amended effective October 1, 2024 (and as described above). Each of the one-time option grants vests 100% on the first anniversary of the grant date, subject to continued service as a director through the applicable vesting date.

	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
Gerd Auffarth	10/1/2024	29,493	138,000	5.22	10/1/2034
Julian Gangolli	10/1/2024	71,169	333,000	5.22	10/1/2034
Yezan Haddadin	10/1/2024	132,293	619,000	5.22	10/1/2034
Julia A. Haller	10/1/2024	47,232	221,000	5.22	10/1/2034
Kurt Hilzinger	10/1/2024	105,151	492,000	5.22	10/1/2034
Andong Huang	10/1/2024	23,509	110,000	5.22	10/1/2034
Faisal Sukhtian	10/1/2024	134,430	629,000	5.22	10/1/2034
Ralph H. Thurman	10/1/2024	89,549	419,000	5.22	10/1/2034

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2024 Equity Incentive Plan(1)	2,936,862	$14.09	4,357,084(2)
2016 Employee Stock Purchase Plan	—	—	58,407(3)
2025 Inducement Plan	800,000	$1.58	—
Equity compensation plans not approved by security holders:
None	—		—
Total	3,736,862		4,415,491

(1)	Upon approval of the 2024 Plan, no additional options or awards were granted under the 2011 Stock Incentive Plan; all outstanding stock awards continue to be governed by their existing terms.
(2)	Number of securities to be issued upon exercise of outstanding options, warrants and rights outstanding at September 30, 2025 under the 2024 Plan comprises option awards only.
(3)
The number of shares of our common stock reserved for issuance under the 2016 Employee Stock Purchase Plan, or ESPP, automatically increases on January 1st each year continuing through January 1, 2026, by the lesser of (i) one percent (1%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 11,000 shares of our common stock and (iii) a number determined by our board of directors. Accordingly, on January 1, 2025, an additional 11,000 shares were automatically added to the ESPP reserve.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For information on our executive compensation program and the Compensation Committee’s approach, refer to the above Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table.

	Summary Compensation Table Total for PEO(1)			Compensation Actually Paid to PEO(2)			Average Summary Compensation Table Total for Non-PEO NEOs(3)(4)	Average Compensation Actually Paid to Non-PEO NEOs(4)(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(6)	Net Income (Loss)(7)
Year	Jahr(1)	Kenyon(1)	Trenary(1)	Jahr(2)	Kenyon(2)	Trenary(2)
2025	$1,291,757	$476,170	$1,246,752	$906,662	$400,637	$(2,988,894)	$1,159,107	$881,586	$4	$(62,424,863)
2024	$—	$—	$6,377,953	$—	$—	$5,188,202	$701,313	$ 683,246	$ 22	$(75,366,714)
2023	$—	$—	$1,758,862	$—	$—	$(952,353)	$723,289	$6,711	$ 18	$(58,982,668)

(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Messrs. Jahr (who served as CEO in 2025), Kenyon (who served as Interim CEO in 2025) and Trenary (who served as CEO in 2025, 2024, 2023), respectively, for each corresponding year in the “Total” column of the “Summary Compensation Table.” We refer to these individuals collectively as our “PEOs.”

(2)
The dollar amounts reported this column represent the amount of “compensation actually paid” to each of our PEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to out PEO’s total compensation for 2025 to determine the compensation actually paid:

PEO	Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
Jahr	2025	$1,291,757	$(1,138,695)	$753,600	$906,662
Kenyon	2025	$476,170	$—	$(75,533)	$400,637
Trenary	2025	$1,246,752	$—	$(4,235,646)	$(2,988,894)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for 2025.
(b)
The equity award adjustments for 2025 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2025 that are outstanding and unvested as of the end of 2025; (ii) the amount of change as of the end of 2025 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2025; (iii) for awards that are granted and vest in 2025, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2025, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2025, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2025 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2025. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO	Year	Year End Fair Value of Equity Awards Granted in the Year	Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in theYear	Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Jahr	2025	$753,600	$—	$—	$—	$—	$—	$753,600
Kenyon	2025	$—	$(82,349)	$ —	$6,816	$—	$—	$(75,533)
Trenary	2025	$—	$—	$—	$(805,453)	$3,430,193	$—	$(4,235,646)

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding our PEOs) as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows (the “Non-PEO NEOs”): (i) for 2025, Mr. Evanson, (ii) for 2024, Messrs. Kenyon and Evanson; and (iii) for 2023, Mr. Evanson and Terry Dagnon.

(4)	The Non-PEO NEO numbers presented in this table for 2025 reflect only Mr. Evanson’s compensation and not an average because he was our only Non-PEO NEO for such year.

(5)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to our Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for 2025 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$ 1,159,107	$ —	$ (277,521)	$ 881,586

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year-End Fair Value of Equity Awards Granted in the Year	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Dollar Value of Dividends or other Earnings Paid during the Year on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments
2025	$—	$ —	$ —	$(99,972)	$ 177,549	$ —	$ (277,521)

(6)
The Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
Value of Fixed $100 Investment on 9/30/2022 Based on TSR
$6,000,000
$5,500,000
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
-$1,500,000
-$2,000,000
-$2,500,000
-$3,000,000
-$3,500,000
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$18
$22
$4
2023
2024
2025
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Compensation Actually Paid to PEO 3
Average Compensation Actually Paid to Non-PEO NEOs
Value of Fixed $100 Investment Based on TSR

Compensation Actually Paid and Net Income (Loss)
The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s net income (loss) over the three most recently completed fiscal years.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid
Net Income (Loss)
$6,000,000
$5,500,000
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
-$1,500,000
-$2,000,000
-$2,500,000
-$3,000,000
-$3,500,000
$0
-$10,000,000
-$20,000,000
-$30,000,000
-$40,000,000
-$50,000,000
-$60,000,000
-$70,000,000
-$80,000,000
($58,982,668)
($75,366,714)
($62,424,863)
2023
2024
2025
Compensation Actually Paid to PEO 1
Compensation Actually Paid to PEO 2
Compensation Actually Paid to PEO 3
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (Loss)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since October 1, 2023 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at September 30, 2024 and 2025, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.
Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. For more information regarding the executives’ arrangements, see “Executive Compensation — Agreements with Our Named Executive Officers.”
We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors.
GMS Ventures & Investments
May 2025 Public Offering
GMS Ventures participated in the May 2025 underwritten offering of our common stock and accompanying warrants to purchase shares of our common stock, purchasing shares of our common stock and accompanying warrants for an aggregate purchase price of approximately $6.0 million. We did not pay the underwriter any commissions or discounts on shares sold by it to GMS Ventures.
January 2024 Private Placement
In January 2024, the Company entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the Company issued an aggregate of 8,571,423 shares of common stock and warrants to purchase an aggregate of 12,857,133 shares of common stock at a purchase price per share of $7.00 per share and accompanying warrant to purchase one and one-half shares of common stock for $55,498,311 in net proceeds after payment of placement agent fees and other offering costs (the “Private Placement”). GMS Ventures purchased an aggregate of 2,305,714 shares of common stock and warrants to purchase an aggregate of 3,458,571 shares of common stock in the Private Placement. The warrants have an exercise price of $7.70 per share of common stock and will expire on March 18, 2029.
January 2025 Warrant Inducement Transaction
In January 2025, the Company entered into warrant exercise inducement offer letter agreements with certain holders of existing warrants to purchase the Company’s common stock, pursuant to which the holders exercised an aggregate of 7,074,637 shares of common stock at an exercise price of $2.51 in exchange for two accompanying inducement warrants to purchase shares of common stock for $5,932,494 in net proceeds after payment of capital markets advisory fees and offering expenses (the “Warrant Inducement Transaction”). GMS Ventures exercised an aggregate of 3,458,571 existing warrants in exchange for inducement warrants to purchase 6,917,142 shares of common stock in the Warrant Inducement Transaction. The inducement warrants have an exercise price of $2.26 per share of common stock and will expire on January 17, 2030.
Syntone Ventures LLC
January 2024 Private Placement
In January 2024, the Company entered into a securities purchase agreement with Syntone, pursuant to which the Company issued 714,286 shares of common stock and accompanying warrant to purchase 1,071,429 shares of common stock for $4,835,371 in net proceeds on substantially the same terms as the Private Placement. The warrants have an exercise price of $7.70 per share of common stock and will expire on April 15, 2029.
January 2025 Warrant Inducement Transaction
In January 2025, the Company entered into a warrant exercise inducement offer letter agreement with Syntone, pursuant to which Syntone is expected to exercise 1,071,429 shares of common stock in exchange for inducement warrants to purchase up to 2,142,858 shares of common stock on substantially the same terms as the Warrant

Inducement Transaction. The inducement warrants will have an exercise price of $2.26 per share of common stock and will expire on the five-year anniversary of the date of issuance. The closing of the Syntone warrant inducement transaction is contingent upon the receipt of certain regulatory approvals.
Indemnification Agreements
Our Restated Certificate, as amended, contains provisions limiting the liability of directors, and our amended and restated bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Restated Certificate and amended and restated bylaws, each as amended, also provides the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers that requires us to indemnify our directors and executive officers.
Related-Party Transaction Policy
In 2016, we adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest.
Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Outlook Therapeutics, Inc., Corporate Secretary, 111 S. Wood Avenue, Unit #100, Iselin, New Jersey 08830. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Corporate Secretary

OUTLOOK THERAPEUTICS, INC.
111 S. WOOD AVE
UNIT #100
ISELIN, NJ 08830

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OUTLOOK THERAPEUTICS, INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of class I Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Faisal G. Sukthian	☐	☐	☐
1b. Yezan Haddadin	☐	☐	☐
1c. Kurt J. Hilzinger	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the selection of KPMG LLP as independent registered public accounting firm for fiscal year 2026.	☐	☐	☐
3. A non-binding advisory vote on the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V81930-P41419

OUTLOOK THERAPEUTICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MARCH 10, 2026, 10:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Lawrence A. Kenyon, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of Outlook Therapeutics, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time, on March 10, 2026, at Cooly LLP, 110 N Wacker Dr Suite 4200, Chicago, IL 60606, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side.